                                                                    EXHIBIT (21)
                          SUPERVALU INC. SUBSIDIARIES
                               as of May 1, 1996
 (All are Subsidiary Corporations 100% Owned Directly or Indirectly, Except as
                                     Noted)

                                                                                      PERCENTAGE OF VOTING
                                                          JURISDICTION                 SECURITIES OWNED BY
                                                        OF ORGANIZATION                 IMMEDIATE PARENT
                                               ----------------------------------     ---------------------
SUPERVALU INC.
 Diamond Lake 1994 L.L.C.                      Delaware Limited Liability Company              25%
 J. M. Jones Equipment Company                 Delaware                                       100%
 Jackson Markets, Inc.                         Mississippi                                    100%
 Maplewood East 1996 L.L.C.                    Delaware Limited Liability Company              70%
 Max Club, Inc.                                Minnesota                                      100%
 NAFTA Industries Consolidated, Inc.           Texas                                           51%
   NAFTA Industries, Ltd.                      Texas Limited Partnership                       51%
 NC&T Supermarkets, Inc.                       Ohio                                           100%
 Nevada Bond Investment Corp. I                Nevada                                         100%
 Planmark Architecture of Oregon, P.C.         Oregon                                         100%
 Planmark, Inc.                                Minnesota                                      100%
 Preferred Products, Inc.                      Minnesota                                      100%
 Risk Planners Agency of Ohio, Inc.            Ohio                                           100%
 Risk Planners of Mississippi, Inc.            Mississippi                                    100%
 Risk Planners of Pennsylvania, Inc.           Pennsylvania                                   100%
 Risk Planners, Inc.                           Minnesota                                      100%
   Risk Planners of Illinois, Inc.             Illinois                                       100%
   Risk Planners of Montana, Inc.              Montana                                        100%
 SUPERVALU Pharmacies, Inc.                    Minnesota                                      100%
 SUPERVALU Transportation, Inc.                Minnesota                                      100%
 SUVACO Insurance International, Ltd.          Islands of Bermuda                             100%
 Sweet Life Foods, Inc.                        Missouri                                       100%
   Market Development Corporation              Connecticut                                    100%
   Springfield Sugar & Products Company        Delaware                                       100%
     First Colonial Trading Corporation        Massachusetts                                  100%
     Hamlet Trading Corporation                Massachusetts                                  100%
     Sweet Life Products Corporation           New York                                        75%
 Valu Ventures, Inc.                           Minnesota                                      100%
 Valu Ventures 2, Inc.                         Minnesota                                      100%
 Valu Ventures-Albert Lea, Inc.                Minnesota                                      100%
 Valu Ventures-Duluth, Inc.                    Minnesota                                      100%
 Western Dairy Distributors, Inc.              Colorado                                       100%
 Woodbury 1995 L.L.C.                          Delaware Limited Liability Company              25%

 SUPERMARKET OPERATORS OF AMERICA INC.         Delaware                                       100%
   Advantage Logistics - Midwest, Inc.         Delaware                                       100%
   Advantage Logistics - Southeast, Inc.       Alabama                                        100%
   Clyde Evans Markets, Inc.                   Ohio                                           100%
      Clyde Evans, Inc.                        Ohio                                           100%
   Hyper Shoppes, Inc.                         Delaware                                       100%
      HS Real Estate Company, Inc.             Delaware                                       100%
      Hyper Shoppes (Colorado), Inc.           Colorado                                       100%
        Hyper Real Estate (Colorado), Inc.     Colorado                                       100%
      Hyper Shoppes (Ohio), Inc.               Ohio                                           100%
        bigg's (KY), Inc.                      Delaware                                       100%
        BFO, Inc.                              Ohio                                           100%
        HSO, Inc.                              Ohio                                           100%
   Scott's Food Stores, Inc.                   Indiana                                        100%
         SV Ventures*                          Indiana General Partnership                     50%



                                                                                      PERCENTAGE OF VOTING
                                                              JURISDICTION            SECURITIES OWNED BY
                                                             OF ORGANIZATION            IMMEDIATE PARENT
                                                             ---------------          --------------------
SUPERMARKET OPERATORS OF AMERICA INC. (CONTINUED)
   SUPERVALU HOLDINGS, INC.                              Missouri                             100%
   (f/k/a Wetterau Incorporated)
      Airway Redevelopment Corporation                   Missouri                             100%
      Augsburger's, Inc.                                 Indiana                              100%
      Glenn-Wohlberg & Company                           Missouri                             100%
      Hazelwood Farms Bakeries, Inc.                     Missouri                             100%
      John Alden Industries, Inc.                        Rhode Island                         100%
      Livonia Holding Company, Inc.                      Michigan                             100%
        Foodland Distributors                            Michigan General Partnership          50%
      Mohr Developers, Inc.                              Missouri                             100%
      Mohr Distributors of Litchfield, Inc.              lllinois                             100%
      Save Mart Foods, Inc.                              Missouri                             100%
        Treasure Enterprises, Inc.                       Missouri                             100%
      Shop 'N Save Warehouse Foods, Inc.                 Missouri                             100%
         Wincom Systems, Incorporated                    Missouri                             100%
      SV Ventures*                                       Indiana General Partnership           50%
      USCP-WESCO, Inc.                                   California                           100%
      WC&V Supermarkets, Inc.                            Vermont                              100%
      Wetterau Finance Co.                               Missouri                             100%
      Wetterau Independence, Inc.                        Missouri                             100%
      Wetterau Insurance Co. Ltd.                        Bermuda                              100%

      SUPERVALU OPERATIONS, INC.                         Rhode Island                         100%
      (f/k/a Wetterau N.E. Inc.)
         Ellsworth Foods, Inc.                           Maine                                100%
         Glendale Foods, Inc.                            Pennsylvania                         100%
         M & C Foods, Inc.                               Pennsylvania                         100%
         Maryland Special Realty Corp.                   Maryland                             100%
         Moran Foods, Inc.                               Missouri                             100%
           Lot 18 Redevelopment
           Corporation                                   Missouri                             100%
         Pets, Crafts & Things, Inc.                     Pennsylvania                         100%
         Total Insurance Marketing
           Enterprises, Inc.                             Pennsylvania                         100%
         Ultra Foods, Inc.                               New Jersey                           100%
         Verona Road Associates, Inc.                    Pennsylvania                         100%
         West Kittanning Foods, Inc.                     Pennsylvania                        56.8%

   * SV Ventures is a general partnership between SUPERVALU Holdings, Inc. and Scott's Food Stores, Inc. each of which holds a 50% interest. Both general partners are direct subsidiaries of Supermarket Operators of America, Inc.

                                      -2-